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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                                                                   State of
                                                                                         Percentage of         Incorporation or
        Parent                                      Subsidiary                             Ownership             Organization
        ------                                      ----------                             ---------             ------------
AllQuest.com Corporation                 Allied Mortgage Capital Corporation                  100%                   Texas
AllQuest.com Corporation                 AllQuest Mortgage Corporation                        100%                 Delaware
AllQuest.com Corporation                 AllQuest Real Estate Corporation                     100%                 Delaware
Allied Mortgage Capital Corporation      Lawyers Mortgage Holdings, LLC                        51%                   Texas